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                                                               EXHIBIT 5.01 and
                                                               EXHIBIT 23.01

                             [LETTERHEAD]

                                                  December 9, 1996
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549
    VITAFORT INTERNATIONAL CORPORATION - REGISTRATION STATEMENT ON FORM S-8

Gentlemen:

     I have been requested by Vitafort International Corporation, a Delaware corporation (the "Company"), to furnish you with my opinion as to the matters hereinafter set forth in connection with the above-captioned registration statement (the "Registration Statement") covering an aggregate of 375,000 shares (the "Shares") of the Company's common stock, offered on behalf of the Company in connection with: (i) a Consulting Agreement between the Company and Robert Luke; (ii) a Consulting Agreement between the Company and Chris Meyer; (iii) a Consulting Agreement between the Registrant and Andrew Harrison; tween the Company and Robert Luke; (iv) a Consulting Agreement between the Registrant and Bruce Barren (v) a Consulting Agreement between the Registrant and Joff Pollon; (vi) a Consulting Agreement between the Registrant and Scott Sanders (vii) a Consulting Agreement between the Registrant and Tom Meyer; (viii) a Consulting Agreement between the Registrant and Terry Knabe; (ix) a Consulting Agreement between the Registrant and Lee Sacks; (x) a Consulting Agreement between the Registrant and Allan Zackler; (xi) a Consulting Agreement between the Registrant and Jeff Kossack; (xii) a Consulting Agreement between the Registrant and Richard Schuster; (xiii) a Consulting Agreement between the Registrant and Arnold Poloskin; (xiv) a Consulting Agreement between the Registrant and Carringotn Garrett; (xv) a Consulting Agreement between the Registrant and Karyne Bozarjian; (xvi) a Consulting Agreement between the Registrant and Peter Rich; and a Consulting Agreement between the Registrant and Theo Bradford (each a "Plan" and collectively the "Plans").

     In connection with this opinion, I have examined the Registration Statement and the Company's Certificate of Incorporation and By-laws, the Plans, copies of the records of corporate proceedings of the Company, and such other documents as I have deemed necessary to enable me to render the opinion hereinafter expressed.

     Based upon and subject to the foregoing, I am of the opinion that the Shares, when sold in accordance with the Plans, will be legally issued, fully paid and non-assessable.

     I render no opinion as to the laws of any jurisdiction other than the internal laws of the State of New York and the internal corporate law of the State of Delaware. I hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to my name under the caption "Legal Opinions" in the Registration Statement and in the prospectus included in the Registration Statement. I confirm that, as of the date hereof, I own the number of shares and derivative securities of the Company set forth in the Registration Statement under the heading "Interests of Named Experts and Counsel.
                                     Very truly yours,
                                     /s/ Frank J. Hariton
                                     Frank J. Hariton